UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2013

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1225 Seventeenth Street, Suite 1000, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 635-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sale of Equity Securities

On September 24, 2013, at a special meeting (the “special meeting”) of stockholders of The WhiteWave Foods Company (the “Company”), the Company’s stockholders approved a proposal (the “conversion proposal”) to convert (the “conversion”) all of the outstanding shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B common stock”), into shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”).

Pursuant to the conversion, all of the 67,913,310 shares of Class B common stock outstanding were converted on a one-for-one basis into shares of Class A common stock in an issuance of securities exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Pursuant to the Company’s amended and restated certificate of incorporation, the conversion became effective at the close of business on September 24, 2013.

Item 3.03 Material Modification to Rights of Security Holders

The information in Item 3.02 is incorporated by reference herein. The conversion had the following effects, among others, on the holders of the Company’s capital stock:

Voting Power. As a result of the conversion, the former holders of Class B common stock no longer have superior voting rights with respect to the election and removal of directors. All holders of the Company’s outstanding shares of capital stock now have identical voting rights for the election and removal of directors and with respect to all other matters submitted to a vote of the Company’s stockholders.

Delaware law and the Company’s amended and restated certificate of incorporation provide for certain separate class votes in specified circumstances. Effective upon the conversion, the Class B common stock ceased to be outstanding and such class votes are no longer applicable to the holders of the Company’s outstanding shares of capital stock.

Economic Equity Interests. The conversion had no impact on the economic equity interests of the holders of Class A common stock and the former holders of Class B common stock, including with respect to dividends, liquidation rights or redemption. After the conversion, the shares of Class A common stock held by former holders of Class B common stock and the shares of Class A common stock held by existing holders of Class A common stock represented the same proportions of the total outstanding shares of the Company’s common stock as they had immediately prior to the conversion.

Capitalization. The conversion had no impact on the total issued and outstanding shares of the Company’s common stock although it increased the number of shares of Class A common stock outstanding in an amount equivalent to the number of shares of Class B common stock outstanding immediately prior to the conversion. In addition, the conversion did not increase the total number of authorized shares of the Company’s capital stock. Immediately after the conversion, the authorized capital stock continued to consist of 1,700,000,000 shares of Class A common stock, 175,000,000 shares of Class B common stock and 170,000,000 shares of preferred stock. As a result of and after giving effect to the conversion, there were 173,230,015 shares of Class A common stock and zero shares of Class B common stock issued and outstanding, based on the number of shares outstanding as of the close of business on September 23, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the special meeting, the stockholders of the Company approved the conversion proposal and a proposal to adjourn the special meeting, if necessary or appropriate, with the following votes being cast:

1.	The stockholders approved the conversion, on a one-for-one basis, of all issued and outstanding shares of the Company’s Class B common stock into shares of the Company’s Class A common stock. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

136,954,397	93,635	57,002	0

2.	The stockholders approved the proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of the proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposal. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

129,884,933	7,162,045	58,056	0

Item 8.01 Other Events

On September 24, 2013, the Company issued a press release announcing the approval of the conversion proposal and the effectiveness of the conversion. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99	Press release issued September 24, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

September 25, 2013	By:	/s/ Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release issued September 24, 2013